EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports Third Quarter 2015 Earnings

NORWOOD, Mass.--(BUSINESS WIRE)-Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $1,810,000, or $.07 per diluted share for the third quarter of 2015 compared to net income of $1,699,000, or $.06 per diluted share, for the second quarter of 2015. Net income for the third quarter of 2014 was $836,000, excluding a pension curtailment gain related to the Company's decision to freeze its defined benefit pension plan as of October 31, 2014 and nonrecurring expenses related to (1) the Company's funding of a new charitable foundation in July 2014, (2) the mutual-to-stock conversion that was completed on July 21, 2014, and (3) the January 2014 Nantucket Bank acquisition. The Company had a net loss of $2,958,000 on a GAAP basis in the third quarter of 2014 (see page 14 for a reconciliation of GAAP to non-GAAP measures). Blue Hills Bancorp was not a publicly traded company for all of the third quarter of 2014 and, as a result, earnings per share is not applicable for that period or for the first nine months of 2014.

For the nine months ended September 30, 2015, net income was $4,815,000, or $.18 per diluted share, versus net income of $2,032,000 for the nine months ended September 30, 2014, excluding the pension curtailment gain and three nonrecurring expenses discussed above. The Company had a net loss of $2,928,000 for the nine months ended September 30, 2014 on a GAAP basis.

Commenting on the results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said "We continue to make progress in growing our revenue base and generating operating leverage. On a quarter-over-quarter and year-over-year basis, our performance continues to show improvement. Loans and customer deposits are up more than 20% and 10%, respectively, over the past year and we have been able to grow our core net interest margin by over 10 basis points from the third quarter of 2014 despite the very difficult low rate and highly competitive operating environment, while remaining positioned for rising interest rates. During the third quarter, we also began the process of returning capital to our shareholders by paying our first quarterly dividend and launching the share repurchase program we announced in late July."

BALANCE SHEET
Compared to June 30, 2015, total assets grew $90 million, or 5%, to $1.9 billion at September 30, 2015. Total loans were up $97 million, or 8%, driven primarily by growth in the commercial real estate portfolio, which was up $49 million, or 11%, and in the residential mortgage portfolio, which was up $31 million, or 6%. In addition, the commercial business portfolio increased $13 million, or 9%, while the home equity portfolio was up $8 million, or 12%. Loans held for sale grew to $21 million at September 30, 2015 from $2 million at June 30, 2015 reflecting jumbo residential mortgages held for sale at the end of the third quarter.

As previously disclosed in in the Company’s Quarterly Report on Form 10-Q for the second quarter of 2015 as filed with the Securities and Exchange Commission, on July 31, 2015 the Company reclassified almost $200 million of securities available for sale to the held to maturity designation. Held to maturity investments are investments that management has the positive intent and ability to hold to maturity. When a security is reclassified from available for sale to held to maturity, the fair value at the time of transfer becomes the security’s new cost basis. The net unrealized holding gain at the transfer date, which was $666,000, will continue to be reported in accumulated other comprehensive income and is amortized over the investment's remaining life as a yield adjustment in a manner similar to a premium or discount. The combined balance of available-for-sale and held-to-maturity securities at September 30, 2015 of $429 million was little changed from the $432 million of available-for-sale securities reported at June 30, 2015.

Compared to September 30, 2014, total assets increased $248 million, or 15%. Loans accounted for the vast majority of the growth in total assets, increasing $242 million, or 22%. By category, commercial real estate loans were up $129 million, or 35%; residential mortgages were up $74 million, or 16%; commercial business loans were up $26 million, or 19%; and home equity loans were up $11 million, or 17%.

Compared to June 30, 2015, deposits grew $71 million, or 6%, to $1.3 billion at September 30, 2015. The increase from the second quarter was mainly driven by growth in money market deposits of $45 million and NOW & demand deposits which were up $17 million. The growth in deposits was due, in part, to promotional rate programs as well as a seasonal increase at Nantucket Bank. Short-term borrowings increased $20 million and long-term debt grew $10 million from June 30, 2015 as these increases helped to fund the loan growth achieved during the third quarter.

Compared to September 30, 2014, deposits grew $193 million, or 17%. By category, there were increases of $108 million in money market deposits, $61 million in brokered deposits, $32 million in NOW & demand deposits, and $21 million in certificates of deposit. These increases were partially offset by a $30 million decline in regular savings deposits. The Milton branch, which was opened in October 2014, contributed $40 million to the growth in total deposits. Short-term borrowings also increased $40 million and long-term debt was up $10 million from a year ago.

Stockholders’ equity was $408 million at September 30, 2015 compared to $414 million at June 30, 2015 and $410 million at September 30, 2014. The slight decline in stockholders' equity in both comparisons reflects a lower level of accumulated other comprehensive income, which turned negative at September 30, 2015, mainly due to a drop in the value of marketable equity securities as the S&P 500 declined 7% during the third quarter of 2015. Accumulated other comprehensive income was also impacted by the aforementioned transfer of securities to held to maturity from available for sale. Other factors that contributed to the decline in stockholder' equity during the third quarter of 2015 were the declaration of the Company's first common stock dividend and share repurchases.

On July 22, 2015, the Company announced that the Board of Directors authorized and regulators approved a stock repurchase program pursuant to which the Company intends to purchase up to 1,423,340 shares of common stock, which represents approximately 5% of the Company's issued and outstanding shares. During the third quarter of 2015, the Company repurchased 316,500 shares of common stock at an average price per share of $14.24 for a total cost of $4.5 million.  Repurchased shares are returned to the status of authorized but unissued shares. The Company had 1,106,840 shares remaining to repurchase at September 30, 2015 under this authorization. In addition, at the Company’s 2015 Annual Shareholders Meeting held on September 3, 2015 shareholders approved the Company's 2015 Equity Incentive Plan and, on October 7, 2015 the Company granted 983,175 restricted stock awards and 2,434,000 stock options subject to vesting provisions. The Company intends to utilize repurchased shares of common stock to satisfy stock awards made under the Equity Incentive Plan. Under Massachusetts regulations, the Company does not need approval from the Massachusetts Commissioner of Banks to repurchase the shares to fund awards under the Equity Incentive Plan.

NET INTEREST AND DIVIDEND INCOME
Net interest and dividend income on a fully taxable equivalent basis was $13.3 million in the third quarter of 2015, up $2.1 million, or 19%, from $11.2 million in the second quarter of 2015. Net interest margin on a fully taxable equivalent basis improved to 2.96% in the third quarter from 2.65% in the second quarter. The improvement in net interest income and margin reflects a $1.5 million increase in dividends from mutual fund investments, which are typically higher in the second half of the year. In addition, the improvement in net interest income was helped by a $93 million, or 8%, increase in average loans driven mainly by growth in the commercial real estate and residential mortgage portfolios. Net interest income and margin were negatively impacted by a 2 basis point increase in the cost of interest bearing liabilities and a decline in purchase accounting accretion related to the January 2014 Nantucket Bank acquisition. Accretion in the third quarter of 2015 contributed $142,000 to net interest income and 3 basis points to net interest margin compared to $268,000 and 6 basis points, respectively, in the second quarter of 2015. The $2.9 million remaining balance of accretable yield at September 30, 2015 is expected to be recorded to net interest income in future quarters. Excluding the impact of mutual fund dividends and purchase accounting accretion from both quarters, net interest income on a fully taxable equivalent basis increased $751,000, or 7%, to $11.6 million in the third quarter of 2015 while net interest margin improved 2 basis points from the second quarter to 2.66%.

Compared to the third quarter of 2014, net interest and dividend income on a fully tax equivalent basis increased $1.8 million, or 15%, while net interest margin improved 13 basis points. The improvement in net interest income reflects a $231 million, or 21%, increase in average loans driven mainly by higher levels of commercial real estate, residential mortgage, and commercial business loans. Net interest income and margin also benefited from a $233,000 increase in mutual fund dividends while the securities yield excluding mutual fund dividends improved 28 basis points to 2.39% reflecting the repositioning of the debt securities portfolio as the Company shifted away from US Treasury bonds and added mortgage backed securities and corporate bonds. Overall duration of the debt securities portfolio remained unchanged at approximately four years. Net interest income and margin were negatively impacted by an 11 basis point increase in the cost of interest bearing liabilities reflecting competitive pricing pressures and promotional rate programs. In addition, net interest income and margin were also negatively impacted by a 9 basis point decline in loan yield due to the low rate environment, competitive pricing pressure, and the impact of purchase accounting accretion related to the January 2014 Nantucket Bank acquisition. Accretion in the third quarter of 2015 contributed $142,000 to net interest income and 3 basis points to net interest margin compared to $179,000 and 4 basis points, respectively, in the third quarter of 2014. Excluding the impact of mutual fund dividends and purchase accounting accretion from both quarters, net interest income on a fully taxable equivalent basis increased $1.6 million, or 16%, to $11.6 million while net interest margin improved 13 basis points from the third quarter of 2014.

NONINTEREST INCOME
Noninterest income was $1.7 million in the third quarter of 2015, down $783,000, or 32%, from the second quarter. The decline was mainly due to miscellaneous income and loan level derivative fee income.

•
Miscellaneous income declined to an expense of $116,000 in the third quarter from income of $393,000 in the second quarter. The biggest factor behind the change in miscellaneous income relates to the portfolio of commercial loan customer interest rate swap contracts where customers opt to convert their loans from floating to fixed rate via interest rate swaps. While fee income from these contracts is recorded to loan level derivative fee income, GAAP dictates that the Company must mark these contracts to fair value over the life of each swap and these valuation marks are reflected in miscellaneous income. During the third quarter, the Company recorded negative credit valuation marks on these contracts as interest rates declined while in the second quarter the Company recorded positive credit valuation marks as interest rates increased. While these interest rate marks create quarterly volatility in operating results, barring unforeseen credit related circumstances there is no net impact to earnings over the life of each contract.  The comparison of miscellaneous income with the second quarter was also impacted by a lower level of income received on CRA-qualified investments.

•
Loan level derivative fee income was $513,000 in the third quarter compared to $770,000 in the second quarter. Revenue in this category can be volatile since it is a function of the amount of commercial loans that customers opt to convert from floating to fixed rate via interest rate swaps in any given quarter.

Compared to the third quarter of 2014, noninterest income declined $1.7 million, or 50%. The major factor driving this decline was the absence of a $1.3 million pension curtailment gain recorded in the prior year quarter. Excluding this item, noninterest income fell $376,000, or 18%.

•
Mortgage banking income declined $289,000 due to the absence of a $240,000 gain on the bulk sale of jumbo residential mortgage loans recognized in the prior year quarter and a decline in gains from the sale of conventional loans.

•	Miscellaneous income fell $223,000 from the factors discussed above related to valuation marks on customer interest rate swap contracts.

•	Securities gains declined $111,000.

•	Partially offsetting these declines was a $217,000 increase in loan level derivative fee income.

NONINTEREST EXPENSE
Noninterest expense was $10.8 million in the third quarter of 2015, up $188,000, or 2%, from the second quarter. The most significant individual item behind the growth in noninterest expense relates to costs associated with the new Westwood branch. By expense category, the higher level of noninterest expense was mainly due to a $153,000 increase in occupancy and equipment expense, which was driven by the Westwood branch and other factors. Changes in all other expense categories were less than $100,000, including salaries and benefits which was down $50,000.

Noninterest expense was $17.7 million in the third quarter of 2014 and included a $7.0 million expense related to the Company's funding of a new charitable foundation that was set up at the time of the mutual-to-stock conversion in July 2014, $51,000 of expenses related to the Company's mutual-to-stock conversion and $2,000 related to one-time costs associated with the January 2014 Nantucket Bank acquisition. Excluding these three items, noninterest expense in the third quarter of 2014 was $10.7 million. The $153,000, or 1%, increase in noninterest expense (third quarter of 2015 vs. third quarter of 2014) reflects growth initiatives, including the opening of new branches in Milton and Westwood and a loan production office in Plymouth, as well as merit and promotional salary increases. By expense category, growth in occupancy and equipment expense, salaries and benefits expense, and data processing costs were partially offset by declines in all other account categories.

ASSET QUALITY
The provision for loan losses was $1.3 million in the third quarter of 2015 compared to $544,000 in the second quarter of 2015 and $1.4 million in the third quarter of 2014. The provisions in all quarters reflect the growth and management’s assessment of risks inherent in the loan portfolio. Provisions in each of the three quarters were significantly higher than net chargeoffs. The Company had net loan chargeoffs of $13,000 in the third quarter of 2015, $5,000 in the second quarter of 2015 and $9,000 in the third quarter of 2014.

The allowance for loan losses as a percentage of total loans was 1.10% at September 30, 2015 compared to 1.08% at June 30, 2015 and 1.13% at September 30, 2014. The allowance for loan losses as a percentage of nonperforming loans was 302% at September 30, 2015 compared to 279% at June 30, 2015 and 295% at September 30, 2014.

Nonperforming assets were $5.0 million at September 30, 2015 compared to $4.9 million at June 30, 2015 and $4.3 million at September 30, 2014. Nonperforming assets as a percentage of total assets were 0.26% at September 30, 2015, 0.27% at June 30, 2015 and 0.26% at September 30, 2014.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood MA, had assets of $1.9 billion at September 30, 2015 and operates 11 branch offices in Brookline, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer and commercial deposit and loan products to Eastern Massachusetts through a growing branch network and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 140 years. For more information about Blue Hills Bank, visit the Blue Hills web site at www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our new business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Unaudited, dollars in thousands)				% Change
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015 vs. June 30, 2015	September 30, 2015 vs. September 30, 2014
Assets
Cash and due from banks	$9,447	$10,162	$14,632	(7.0)%	(35.4)%
Short term investments	11,533	43,240	39,229	(73.3)%	(70.6)%
Total cash and cash equivalents	20,980	53,402	53,861	(60.7)%	(61.0)%
Securities available for sale, at fair value	231,697	431,827	417,164	(46.3)%	(44.5)%
Securities held to maturity, at amortized cost	197,632	—	—	NM	NM
Federal Home Loan Bank stock, at cost	11,702	11,702	11,702	—%	—%
Loans held for sale	21,423	1,833	2,465	1,068.7%	769.1%
Loans:
1-4 family residential	541,382	510,406	466,963	6.1%	15.9%
Home equity	73,494	65,735	62,958	11.8%	16.7%
Commercial real estate	497,217	448,125	368,069	11.0%	35.1%
Construction	54,283	60,553	56,939	(10.4)%	(4.7)%
Total real estate loans	1,166,376	1,084,819	954,929	7.5%	22.1%
Commercial business	163,971	151,012	138,357	8.6%	18.5%
Consumer	36,855	33,995	32,210	8.4%	14.4%
Total loans	1,367,202	1,269,826	1,125,496	7.7%	21.5%
Allowance for loan losses	(15,082)	(13,777)	(12,721)	9.5%	18.6%
Loans, net	1,352,120	1,256,049	1,112,775	7.6%	21.5%
Premises and equipment, net	19,485	18,969	18,616	2.7%	4.7%
Accrued interest receivable	5,174	4,878	4,367	6.1%	18.5%
Goodwill and core deposit intangible	12,151	12,541	13,854	(3.1)%	(12.3)%
Net deferred tax asset	8,368	7,015	4,456	19.3%	87.8%
Bank-owned life insurance	31,358	31,100	30,576	0.8%	2.6%
Other assets	22,348	15,251	16,775	46.5%	33.2%
Total assets	$1,934,438	$1,844,567	$1,686,611	4.9%	14.7%
Liabilities and Stockholders' Equity
NOW and demand	$284,720	$268,126	$252,439	6.2%	12.8%
Regular savings	288,597	291,628	318,557	(1.0)%	(9.4)%
Money market	341,588	296,539	233,392	15.2%	46.4%
Certificates of deposit	310,424	310,365	289,384	—%	7.3%
Brokered money market	33,924	23,759	—	42.8%	100.0%
Brokered certificates of deposit	85,705	83,705	58,705	2.4%	46.0%
Total deposits	1,344,958	1,274,122	1,152,477	5.6%	16.7%
Short-term borrowings	115,000	95,000	75,000	21.1%	53.3%
Long-term debt	45,000	35,000	35,000	28.6%	28.6%
Other liabilities	21,868	26,704	14,068	(18.1)%	55.4%
Total liabilities	1,526,826	1,430,826	1,276,545	6.7%	19.6%
Common stock	282	285	285	(1.1)%	(1.1)%
Additional paid-in capital	276,730	281,164	280,926	(1.6)%	(1.5)%
Unearned compensation- ESOP	(21,445)	(21,635)	(22,393)	0.9%	(4.2)%
Retained earnings	153,969	152,728	146,979	0.8%	4.8%
Accumulated other comprehensive income (loss)	(1,924)	1,199	4,269	(260.5)%	(145.1)%
Total stockholders' equity	407,612	413,741	410,066	(1.5)%	(0.6)%
Total liabilities and stockholders' equity	$1,934,438	$1,844,567	$1,686,611	4.9%	14.7%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend

(Unaudited, dollars in thousands)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Assets
Cash and due from banks	$9,447	$10,162	$10,045	$15,345	$14,632
Short term investments	11,533	43,240	26,966	44,801	39,229
Total cash and cash equivalents	20,980	53,402	37,011	60,146	53,861
Securities available for sale, at fair value	231,697	431,827	429,551	416,447	417,164
Securities held to maturity, at amortized cost	197,632	—	—	—	—
Federal Home Loan Bank stock, at cost	11,702	11,702	11,702	11,702	11,702
Loans held for sale	21,423	1,833	17,681	14,591	2,465
Loans:
1-4 family residential	541,382	510,406	463,334	461,719	466,963
Home equity	73,494	65,735	63,276	61,508	62,958
Commercial real estate	497,217	448,125	405,670	385,228	368,069
Construction	54,283	60,553	59,513	53,258	56,939
Total real estate loans	1,166,376	1,084,819	991,793	961,713	954,929
Commercial business	163,971	151,012	154,367	151,521	138,357
Consumer	36,855	33,995	32,845	32,653	32,210
Total loans	1,367,202	1,269,826	1,179,005	1,145,887	1,125,496
Allowance for loan losses	(15,082)	(13,777)	(13,238)	(12,973)	(12,721)
Loans, net	1,352,120	1,256,049	1,165,767	1,132,914	1,112,775
Premises and equipment, net	19,485	18,969	18,869	18,788	18,616
Accrued interest receivable	5,174	4,878	4,793	4,433	4,367
Goodwill and core deposit intangible	12,151	12,541	12,955	13,392	13,854
Net deferred tax asset	8,368	7,015	5,172	6,233	4,456
Bank-owned life insurance	31,358	31,100	30,848	30,595	30,576
Other assets	22,348	15,251	23,535	18,907	16,775
Total assets	$1,934,438	$1,844,567	$1,757,884	$1,728,148	$1,686,611
Liabilities and Stockholders' Equity
NOW and demand	$284,720	$268,126	$256,746	$245,117	$252,439
Regular savings	288,597	291,628	301,932	303,834	318,557
Money market	341,588	296,539	269,164	280,139	233,392
Certificates of deposit	310,424	310,365	310,672	301,755	289,384
Brokered money market	33,924	23,759	23,991	23,166	—
Brokered certificates of deposit	85,705	83,705	58,705	58,705	58,705
Total deposits	1,344,958	1,274,122	1,221,210	1,212,716	1,152,477
Short-term borrowings	115,000	95,000	70,000	40,000	75,000
Long-term debt	45,000	35,000	35,000	35,000	35,000
Other liabilities	21,868	26,704	16,730	28,826	14,068
Total liabilities	1,526,826	1,430,826	1,342,940	1,316,542	1,276,545
Common stock	282	285	285	285	285
Additional paid-in capital	276,730	281,164	281,094	281,035	280,926
Unearned compensation- ESOP	(21,445)	(21,635)	(21,825)	(22,014)	(22,393)
Retained earnings	153,969	152,728	151,029	149,723	146,979
Accumulated other comprehensive income (loss)	(1,924)	1,199	4,361	2,577	4,269
Total stockholders' equity	407,612	413,741	414,944	411,606	410,066
Total liabilities and stockholders' equity	$1,934,438	$1,844,567	$1,757,884	$1,728,148	$1,686,611

Blue Hills Bancorp, Inc.
Consolidated Statement of Operations-Quarters

(Unaudited, dollars in thousands, except share data)	Quarters Ended			% Change
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015 vs. June 30, 2015	September 30, 2015 vs. September 30, 2014
Interest and fees on loans	$11,509	$10,759	$9,725	7.0%	18.3%
Interest on securities	2,227	2,237	1,892	(0.4)%	17.7%
Dividends	1,673	112	1,388	1,393.8%	20.5%
Other	9	22	65	(59.1)%	(86.2)%
Total interest and dividend income	15,418	13,130	13,070	17.4%	18.0%
Interest on deposits	1,926	1,745	1,376	10.4%	40.0%
Interest on borrowings	287	270	275	6.3%	4.4%
Total interest expense	2,213	2,015	1,651	9.8%	34.0%
Net interest and dividend income	13,205	11,115	11,419	18.8%	15.6%
Provision for loan losses	1,318	544	1,438	142.3%	(8.3)%
Net interest and dividend income, after provision for loan losses	11,887	10,571	9,981	12.4%	19.1%
Deposit account fees	319	335	337	(4.8)%	(5.3)%
Interchange and ATM fees	430	377	390	14.1%	10.3%
Mortgage banking	52	83	341	(37.3)%	(84.8)%
Loan level derivative fee income	513	770	296	(33.4)%	73.3%
Realized securities gains and impairment losses, net	238	267	349	(10.9)%	(31.8)%
Bank-owned life insurance income	258	252	250	2.4%	3.2%
Pension curtailment gain	—	—	1,304	NM	NM
Miscellaneous	(116)	393	107	NM	(208.4)%
Total noninterest income	1,694	2,477	3,374	(31.6)%	(49.8)%
Salaries and employee benefits	5,591	5,641	5,424	(0.9)%	3.1%
Occupancy and equipment	1,617	1,464	1,150	10.5%	40.6%
Data processing	939	843	805	11.4%	16.6%
Professional fees	610	667	694	(8.5)%	(12.1)%
Advertising	620	562	815	10.3%	(23.9)%
FDIC deposit insurance	262	253	360	3.6%	(27.2)%
Directors' fees	112	93	150	20.4%	(25.3)%
Amortization of core deposit intangible	390	414	485	(5.8)%	(19.6)%
Charitable Foundation contribution	—	—	7,000	NM	NM
Other general and administrative	707	723	865	(2.2)%	(18.3)%
Total noninterest expense	10,848	10,660	17,748	1.8%	(38.9)%
Income (loss) before income taxes	2,733	2,388	(4,393)	14.4%	(162.2)%
Provision (benefit) for income taxes	923	689	(1,435)	34.0%	(164.3)%
Net income (loss)	$1,810	$1,699	$(2,958)	6.5%	(161.2)%

Earnings per common share:
Basic	$0.07	$0.06	n/a	n/a	n/a
Diluted	$0.07	$0.06	n/a	n/a	n/a
Weighted average shares outstanding:
Basic	26,183,381	26,293,560	n/a	n/a	n/a
Diluted	26,183,381	26,293,560	n/a	n/a	n/a

Blue Hills Bancorp, Inc.
Consolidated Statements of Operations-Year to Date

(Unaudited, dollars in thousands, except share data)	Year to Date
	September 30, 2015	September 30, 2014	% Change
Interest and fees on loans	$32,695	$27,175	20.3%
Interest on securities	6,600	5,832	13.2%
Dividends	1,885	1,673	12.7%
Other	50	110	(54.5)%
Total interest and dividend income	41,230	34,790	18.5%
Interest on deposits	5,434	4,075	33.3%
Interest on borrowings	811	905	(10.4)%
Total interest expense	6,245	4,980	25.4%
Net interest and dividend income	34,985	29,810	17.4%
Provision for loan losses	2,141	3,111	(31.2)%
Net interest and dividend income, after provision for loan losses	32,844	26,699	23.0%
Deposit account fees	987	971	1.6%
Interchange and ATM fees	1,133	1,046	8.3%
Mortgage banking	236	484	(51.2)%
Loan level derivative fee income	1,287	503	155.9%
Realized securities gains and impairment losses, net	1,823	2,081	(12.4)%
Bank-owned life insurance income	763	745	2.4%
Pension curtailment gain	—	1,304	100.0%
Miscellaneous	126	179	(29.6)%
Total noninterest income	6,355	7,313	(13.1)%
Salaries and employee benefits	16,721	15,765	6.1%
Occupancy and equipment	4,579	4,049	13.1%
Data processing	2,601	2,111	23.2%
Professional fees	1,909	2,976	(35.9)%
Advertising	1,682	1,774	(5.2)%
FDIC deposit insurance	807	734	9.9%
Directors' fees	329	456	(27.9)%
Amortization of core deposit intangible	1,241	1,347	(7.9)%
Charitable Foundation contribution	—	7,000	100.0%
Other general and administrative	2,265	2,454	(7.7)%
Total noninterest expense	32,134	38,666	(16.9)%
Income (loss) before income taxes	7,065	(4,654)	NM
Provision (benefit) for income taxes	2,250	(1,726)	NM
Net income (loss)	$4,815	$(2,928)	(264.4)%

Earnings per common share:
Basic	$0.18	n/a
Diluted	$0.18	n/a
Weighted average shares outstanding:
Basic	26,250,065	n/a
Diluted	26,250,065	n/a

Blue Hills Bancorp Inc.
Consolidated Statements of Operations - Trend
	Quarters Ended
(Unaudited, dollars in thousands, except share data)	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Interest and fees on loans	$11,509	$10,759	$10,427	$10,207	$9,725
Interest on securities	2,227	2,237	2,136	2,027	1,892
Dividends	1,673	112	100	2,221	1,388
Other	9	22	19	30	65
Total interest and dividend income	15,418	13,130	12,682	14,485	13,070
Interest on deposits	1,926	1,745	1,763	1,675	1,376
Interest on borrowings	287	270	254	243	275
Total interest expense	2,213	2,015	2,017	1,918	1,651
Net interest and dividend income	13,205	11,115	10,665	12,567	11,419
Provision for loan losses	1,318	544	279	270	1,438
Net interest and dividend income, after provision for loan losses	11,887	10,571	10,386	12,297	9,981
Deposit account fees	319	335	333	342	337
Interchange and ATM fees	430	377	326	351	390
Mortgage banking	52	83	101	300	341
Loan level derivative fee income	513	770	4	157	296
Realized securities gains and impairment losses, net	238	267	1,318	434	349
Bank-owned life insurance income	258	252	253	261	250
Bank-owned life insurance death benefit gains	—	—	—	182	—
Pension curtailment gain	—	—	—	—	1,304
Miscellaneous	(116)	393	(151)	267	107
Total noninterest income	1,694	2,477	2,184	2,294	3,374
Salaries and employee benefits	5,591	5,641	5,489	5,543	5,424
Occupancy and equipment	1,617	1,464	1,498	1,256	1,150
Data processing	939	843	819	878	805
Professional fees	610	667	632	575	694
Advertising	620	562	500	653	815
FDIC deposit insurance	262	253	292	532	360
Directors' fees	112	93	124	30	150
Amortization of core deposit intangible	390	414	437	461	485
Charitable Foundation contribution	—	—	—	—	7,000
Other general and administrative	707	723	835	814	865
Total noninterest expense	10,848	10,660	10,626	10,742	17,748
Income (loss) before income taxes	2,733	2,388	1,944	3,849	(4,393)
Provision (benefit) for income taxes	923	689	638	1,104	(1,435)
Net income (loss)	$1,810	$1,699	$1,306	$2,745	$(2,958)

Earnings per common share:
Basic	$0.07	$0.06	$0.05	$0.10	n/a
Diluted	$0.07	$0.06	$0.05	$0.10	n/a
Weighted average shares outstanding:
Basic	26,183,381	26,293,560	26,274,738	26,243,957	n/a
Diluted	26,183,381	26,293,560	26,274,738	26,243,957	n/a

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited, dollars in thousands)	Quarters Ended
	September 30, 2015			June 30, 2015			September 30, 2014
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$1,316,514	$11,562	3.48%	$1,223,681	$10,812	3.54%	$1,085,951	$9,780	3.57%
Securities (1)	429,667	3,838	3.54	429,348	2,332	2.18	414,864	3,284	3.14
Other interest earning assets and FHLB stock	34,061	106	1.23	42,832	73	0.68	113,163	108	0.38
Total interest-earning assets	1,780,242	15,506	3.46%	1,695,861	13,217	3.13%	1,613,978	13,172	3.24%
Non-interest-earning assets	89,085			92,390			91,717
Total assets	$1,869,327			$1,788,251			$1,705,695

Interest-bearing liabilities
NOW	$128,298	$15	0.05%	$123,904	$14	0.05%	$124,846	$19	0.06%
Regular savings	289,236	269	0.37	298,850	292	0.39	336,151	360	0.42
Money market	348,658	606	0.69	297,903	471	0.63	197,500	270	0.54
Certificates of deposit	392,170	1,036	1.05	371,150	968	1.05	346,807	727	0.83
Total interest-bearing deposits	1,158,362	1,926	0.66	1,091,807	1,745	0.64	1,005,304	1,376	0.54
Borrowings	135,554	287	0.84	134,362	270	0.81	145,848	275	0.75
Total interest-bearing liabilities	1,293,916	2,213	0.68%	1,226,169	2,015	0.66%	1,151,152	1,651	0.57%
Non-interest-bearing deposits	142,328			130,276			117,393
Other non-interest-bearing liabilities	20,368			16,091			78,377
Total liabilities	1,456,612			1,372,536			1,346,922
Stockholders' equity	412,715			415,715			358,773
Total liabilities and stockholders' equity	$1,869,327			$1,788,251			$1,705,695

Net interest and dividend income (FTE)		13,293			11,202			11,521
Less: FTE adjustment		(88)			(87)			(102)
Net interest and dividend income (GAAP)		$13,205			$11,115			$11,419

Net interest rate spread (FTE)			2.78%			2.47%			2.67%
Net interest margin (FTE)			2.96%			2.65%			2.83%
Total deposit cost			0.59%			0.57%			0.49%

(1) Beginning in the second quarter of 2015, interest income on tax-exempt securities and loans has been adjusted to a fully taxable-equivalent (FTE) basis using a federal tax rate of 34%. Prior periods have been restated to reflect this change.

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited, dollars in thousands)	Year to Date
	September 30, 2015			September 30, 2014
	Average balance	Interest	Yield/ Cost	Average balance	Interest	Yield/ Cost
Interest-earning assets
Total loans (1)	$1,240,142	$32,844	3.54%	$979,459	$27,340	3.73%
Securities (1)	427,064	8,391	2.63	426,658	7,526	2.36
Other interest earning assets and FHLB stock	42,438	249	0.78	84,741	231	0.36
Total interest-earning assets	1,709,644	41,484	3.24%	1,490,858	35,097	3.15%
Non-interest-earning assets	92,937			85,450
Total assets	$1,802,581			$1,576,308

Interest-bearing liabilities
NOW	$124,832	$43	0.05%	$120,382	$59	0.07%
Regular savings	296,364	880	0.40	344,069	1,043	0.41
Money market	314,828	1,585	0.67	186,685	730	0.52
Certificates of deposit	372,408	2,926	1.05	353,947	2,243	0.85
Total interest-bearing deposits	1,108,432	5,434	0.66	1,005,083	4,075	0.54
Borrowings	126,256	811	0.86	172,348	905	0.70
Total interest-bearing liabilities	1,234,688	6,245	0.68%	1,177,431	4,980	0.57%
Non-interest-bearing deposits	132,900			108,889
Other non-interest-bearing liabilities	20,694			53,648
Total liabilities	1,388,282			1,339,968
Stockholders' equity	414,299			236,340
Total liabilities and stockholders' equity	$1,802,581			$1,576,308

Net interest and dividend income (FTE)		35,239			30,117
Less: FTE adjustment		(254)			(307)
Net interest and dividend income (GAAP)		$34,985			$29,810

Net interest rate spread (FTE)			2.56%			2.58%
Net interest margin (FTE)			2.76%			2.70%
Total deposit cost			0.59%			0.49%

(1) Beginning in the second quarter of 2015, interest income on tax-exempt securities and loans has been adjusted to a fully taxable-equivalent (FTE) basis using a federal tax rate of 34%. Prior periods have been restated to reflect this change.

Blue Hills Bancorp, Inc.
Average Balances - Trend
(Unaudited, dollars in thousands)		Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Interest-earning assets
Total loans	$1,316,514	$1,223,681	$1,178,716	$1,148,744	$1,085,951
Securities	429,667	429,348	422,092	416,867	414,864
Other interest earning assets and FHLB stock	34,061	42,832	50,603	59,028	113,163
Total interest-earning assets	1,780,242	1,695,861	1,651,411	1,624,639	1,613,978
Non-interest-earning assets	89,085	92,390	97,427	92,241	91,717
Total assets	$1,869,327	$1,788,251	$1,748,838	$1,716,880	$1,705,695

Interest-bearing liabilities
NOW	$128,298	$123,904	$122,226	$136,210	$124,846
Regular savings	289,236	298,850	301,135	310,591	336,151
Money market	348,658	297,903	297,359	279,622	197,500
Certificates of deposit	392,170	371,150	353,480	356,255	346,807
Total interest-bearing deposits	1,158,362	1,091,807	1,074,200	1,082,678	1,005,304
Borrowings	135,554	134,362	108,556	83,054	145,848
Total interest-bearing liabilities	1,293,916	1,226,169	1,182,756	1,165,732	1,151,152
Non-interest-bearing deposits	142,328	130,276	125,915	122,263	117,393
Other non-interest-bearing liabilities	20,368	16,091	25,681	16,876	78,377
Total liabilities	1,456,612	1,372,536	1,334,352	1,304,871	1,346,922
Stockholders' equity	412,715	415,715	414,486	412,009	358,773
Total liabilities and stockholders' equity	$1,869,327	$1,788,251	$1,748,838	$1,716,880	$1,705,695

Blue Hills Bancorp, Inc.
Yield Trend
(Unaudited, dollars in thousands)	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Interest-earning assets
Total loans (1)	3.48%	3.54%	3.60%	3.54%	3.57%
Securities (1)	3.54%	2.18%	2.13%	4.05%	3.14%
Other interest earning assets and FHLB stock	1.23%	0.68%	0.56%	0.49%	0.38%
Total interest-earning assets	3.46%	3.13%	3.13%	3.56%	3.24%

Interest-bearing liabilities
NOW	0.05%	0.05%	0.05%	0.09%	0.06%
Regular savings	0.37%	0.39%	0.43%	0.44%	0.42%
Money market	0.69%	0.63%	0.69%	0.67%	0.54%
Certificates of deposit	1.05%	1.05%	1.06%	0.93%	0.83%
Total interest-bearing deposits	0.66%	0.64%	0.67%	0.61%	0.54%
Borrowings	0.84%	0.81%	0.95%	1.16%	0.75%
Total interest-bearing liabilities	0.68%	0.66%	0.69%	0.65%	0.57%

Net interest rate spread (FTE)	2.78%	2.47%	2.44%	2.91%	2.67%
Net interest margin (FTE)	2.96%	2.65%	2.64%	3.09%	2.83%
Total deposit cost	0.59%	0.57%	0.60%	0.55%	0.49%
(1) Beginning in the second quarter of 2015, interest income on tax-exempt securities and loans has been adjusted to a fully taxable-equivalent (FTE) basis using a federal tax rate of 34%. Prior periods have been restated to reflect this change.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income (Loss)
		Quarters Ended
(Unaudited, dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014

Net income (loss)-GAAP basis	$1,810	$1,699	$1,306	$2,745	$(2,958)
Noninterest income adjustments:
Less Bank-owned life insurance death benefit gains	—	—	—	(182)	—
Less pension curtailment gain	—	—	—	—	(1,304)
Noninterest expense adjustments:
Add Nantucket Bank acquisition expenses	—	—	—	—	2
Add expenses related to mutual to stock conversion	—	—	—	—	51
Add Charitable Foundation contribution	—	—	—	—	7,000
Income tax effects of adjustments	—	—	—	—	(1,955)
Net income-Non-GAAP basis	$1,810	$1,699	$1,306	$2,563	$836

	Year to Date
	September 30, 2015	September 30, 2014

Net income (loss)- GAAP basis	$4,815	$(2,928)
Noninterest income adjustments:
Less pension curtailment gain	—	(1,304)
Noninterest expense adjustments:
Add Nantucket Bank acquisition expenses	—	950
Add expenses related to mutual to stock conversion	—	869
Add Charitable Foundation contribution	—	7,000
Income tax effects of adjustments	—	(2,555)
Net income Non-GAAP basis	$4,815	$2,032

The Company’s management believes that the presentation of net income on a non-GAAP basis excluding nonrecurring items provides useful information for evaluating the Company’s operating results and any related trends that may be affecting the Company’s business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Performance Ratios (annualized)
Basic and diluted EPS
GAAP	$0.07	$0.06	$0.05	$0.10	n/a
Non-GAAP(1)	$0.07	$0.06	$0.05	$0.10	n/a
Return (loss) on average assets (ROAA):
GAAP	0.38%	0.38%	0.30%	0.63%	(0.69)%
Non-GAAP(1)	0.38%	0.38%	0.30%	0.59%	0.19%
Return (loss) on average equity (ROAE):
GAAP	1.74%	1.64%	1.28%	2.64%	(3.27)%
Non-GAAP(1)	1.74%	1.64%	1.28%	2.47%	0.92%
Return (loss) on average tangible common equity (ROATCE):
GAAP	1.79%	1.70%	1.32%	2.73%	(3.53)%
Non-GAAP(1)	1.79%	1.70%	1.32%	2.55%	1.00%
Efficiency Ratio:
GAAP	73%	78%	83%	72%	120%
Non-GAAP(1)	73%	78%	83%	73%	79%

	Year to Date
	September 30, 2015	September 30, 2015
Performance Ratios (annualized)
Basic and diluted EPS
GAAP	$0.18	n/a
Non-GAAP(1)	$0.18	n/a
Return on average assets (ROAA):
GAAP	0.36%	(0.25)%
Non-GAAP(1)	0.36%	0.17%
Return on average equity (ROAE):
GAAP	1.55%	(1.66)%
Non-GAAP(1)	1.55%	1.15%
Return on average tangible common equity (ROATCE):
GAAP	1.60%	(1.86)%
Non-GAAP(1)	1.60%	1.29%
Efficiency Ratio:
GAAP	78%	104%
Non-GAAP(1)	78%	83%

(1) See page 14 for a reconciliation of Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited dollars in thousands, except share data)	At or for the Quarters Ended			At or for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Asset Quality
Nonperforming Assets	$4,999	$4,938	$4,307	$4,999	$4,307
Nonperforming Assets/Total Assets	0.26%	0.27%	0.26%	0.26%	0.26%
Allowance for Loan Losses/Total Loans	1.10%	1.08%	1.13%	1.10%	1.13%
Net Charge-offs	$13	$5	$9	$32	$61
Annualized Net Charge-offs/Average Loans	—%	—%	—%	—%	0.01%
Allowance for Loan Losses/ Nonperforming Loans	302%	279%	295%	302%	295%

Capital/Other
Common shares outstanding	28,150,313	28,466,813	28,466,813
Book value per share	$14.48	$14.53	14.41
Tangible book value per share	$14.05	$14.09	13.92
Tangible Common Equity/Tangible Assets	20.57%	21.9%	23.69%
Full-time Equivalent Employees	204	203	198